UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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AIP ALTERNATIVE STRATEGIES FUNDS

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July 27, 2009

Dear AIP Mutual Fund Investor:

We are pleased to announce that Alternative Investment Partners, LLC (AIP), the investment advisor to AIP Mutual Funds (“the Funds”), has entered into a definitive agreement this week with Hatteras Funds, where Hatteras will acquire a controlling interest in Alternative Investment Partners. Based in Raleigh, North Carolina, Hatteras
Funds is a leading provider of distinct alternative investment solutions for financial professionals and their clients.

We see this as a positive development for AIP Mutual Funds investors. Hatteras Funds will look to add value to every step in the investment management process of the Funds, including investment policy, asset allocation, manager search and selection, due diligence process, portfolio construction, and risk management. We believe combining Hatteras’
investment management, operational, client service, and administrative platforms with
AIP’s innovative fund structure will maximize the potential of the Funds, creating a mutual fund utilizing hedge fund strategies with enhanced stability and the potential to deliver value for years to come. We further believe that AIP Fund investors will benefit from the investment leadership of industry veterans Mike Hennen and Robert Murphy, the newly hired Director of Risk Management for AIP. Mike Hennen and Robert
Murphy will provide strategic support to Mark Tonucci and Michael Portnoy of AIP, who will continue to provide investment management oversight to the Funds. The team goal is to institutionalize a disciplined investment process, maximize the potential of the Funds, and deliver value to fund investors.

Upon closing, AIP will be rebranded and operate as part of Hatteras Funds. David
Perkins will remain Chief Executive Officer of Hatteras Funds. Lee Schultheis, the
founder of AIP, will become President of this new division of Hatteras. The transaction is subject to approval by the Funds’ investors, regulators and other customary closing conditions. Consummation of the agreement is expected to be completed in September
2009.

If you have any questions or would like more information on Hatteras Funds or this transaction please call 919.846.2324 or visit www.hatterasfunds.com.

We will be in touch in the near future with an update and news on this transaction.

600 Mamaroneck Avenue, Suite 400 Harrison, New York 10528 T 866.LOW.BETA / F 914.761.9500 www.aipfunds.com

Best Regards,

Lee Schultheis	David B. Perkins
President	Chief Executive Officer
AIP Mutual Funds	Hatteras Funds

The Funds’ investment objectives, risks, charges and expenses must be considered carefully before investing. The prospectus contains this and other important information about these investment companies, and it may be obtained by calling 1-877-LOW-BETA (569-2382), or visiting our website as www.aipfunds.com.
Read it carefully before investing.

Mutual fund investing involves risk. Principal loss is possible. An investment in the funds may not be suitable for all investors. Investing in the funds involves special risks, including but not limited to, those related to investments in derivatives, options, smaller companies, foreign securities and fund of funds as well as risks related to non-diversification and using hedging, leveraging and short selling strategies.

AIP Funds are distributed by Quasar Distributors, LLC.
Hatteras Funds are distributed by Hatteras Capital Distributors, LLC.

600 Mamaroneck Avenue, Suite 400 Harrison, New York 10528 T 866.LOW.BETA / F 914.761.9500 www.aipfunds.com